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                                                                    EXHIBIT 10.7


                 THIS LEASE dated as of the 1st day of August, 1994.

BETWEEN:
                 KEITH BUSINESS CENTRE LTD. (Incorporation Number 330740), a British Columbia corporation with its registered and records offices at 200 - 133 West 17th Street, North Vancouver, British Columbia, V7M 1V5

                 (the "Landlord")

                                        - and -

                 HARD SUITS INC. (Incorporation Number 312506), a British Columbia corporation having its main location of business at #3 - 1225 East Keith Road, North Vancouver, British Columbia, V7J 1J3

                 (the "Tenant")

         WITNESSES that in consideration of the mutual covenants, conditions and agreements herein contained, the Landlord and Tenant covenant and agree as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

1.01 Definitions. In this lease, unless there is something in the context inconsistent therewith:

         (a)     "Basic Rent" means the rent referred to in Section 3.01;

         (b)     "Building" means the building located on the Lands;

         (c)     "Commencement Date" means September 1, 1994.

         (d) "Common Areas and Facilities" means those areas, facilities, utilities, improvements, equipment and installations on the Lands which: (i) from time to time, are not designated or intended by the Landlord to be leased to tenants of the Building, and (ii) serve or are for the benefit of the tenants of the Building, and which are designated or intended by the Landlord from time to time to be part of the Common Areas and Facilities
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                 of the Building. Common Areas and Facilities can be located outside the Building itself but on the Lands and include, without limitation, all areas, facilities, utilities, improvements, equipment, furniture, furnishings and installations which are provided or designated by the Landlord for the use or benefit of the tenants of the Building, their employees, customers and other invitees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by this lease. Without limiting the generality of the foregoing, Common Areas and Facilities include the roof, exterior wall assemblies, including weather walls, exterior and interior structural elements and bearing walls in the Building including, without limitation: truck courts, driveways, delivery passages, loading docks and related areas, pedestrian sidewalks, exit stairways, shuttle elevator and main escalator areas, landscaped and planted areas, main entrance area, public seating and service areas, corridors, and amenity areas, stairways, ramps, and elevators and other transportation equipment and systems; public washrooms, electrical, telephone, meter, valve, mechanical, storage, service and janitor rooms; music, fire prevention, security, switchboard and communication systems; general signs, columns, pipes, electrical, plumbing, drainage, security and life support system; building automation systems, computers and central control apparatus as well as the structures housing the same (including, without limitation, the heating, ventilating and air conditioning systems of the Building); emergency water facilities, generators, mechanical and all other equipment installations or services located therein or related thereto;

         (e) "Common Costs" means the total, without duplication, of the costs incurred by the Landlord during the Term, in accordance with generally accepted accounting principles consistently
                 applied, for the continued maintenance,    repair,
                 replacement, management and operation of the Common Areas and Facilities and the Building excluding structural repairs, but, including, without limitation, the costs of the following:

                 (i) non-structural repairs, replacements, and maintenance except where the cost thereof is directly attributable to inherent structural defects or weaknesses and except in respect of items for which the Landlord has elected to take depreciation but only to the extend of the depreciation taken and with the further exception of repairs for damage caused by the Tenant, its servants, agents, patrons,
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                          invitees, or suppliers which shall be the
                          responsibility of the Tenant alone to bear the Landlord's costs of repairing;

                 (ii) landscaping and gardening, rental or purchase of signs and equipment, the uniforms of the personnel referred to in Section 1.01(e)(iii) and the cleaning and pressing thereof, supplies, lighting, security protection, traffic control, refuse, removal, removal of snow and ice, painting and window cleaning and otherwise maintaining the Common Areas and Facilities, and operating and maintaining any loading and receiving areas and truck docks;

                 (iii) wages and compensation paid for maintenance, security and operating personnel, including, without limitation, payments for workers' compensation, unemployment insurance, vacation pay, Canada Pension Plan and fringe benefits whether statutory or otherwise but to the extend only that such wages and compensation are directly attributable to the maintenance, operation, repair, replacement and management of the Building;

                 (iv) service contracts with independent contractors in respect of the maintenance, operation, repair (other than structural repair), security enforcement, replacement and management of the Building;

                 (v) operating, maintaining, repairing and replacing security and life support systems, plumbing, electrical, heating, water, sewer, air conditioning, sprinkler and other utility systems and services in respect of the Building including the building automation system;

                 (vi) insurance coverage obtained by the Landlord from time to time pursuant to section 11.04 of this lease;

                 (vii) real property taxes, charges, duties and assessments or grants in lieu thereof that may be levied, charged or assessed against or in respect of the Building and against or in respect of the Common Areas and Facilities and improvements thereon and therein to the extent reasonably allocable to the Building or against or in respect of any right or interest of any occupier thereof; all local
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                          improvement rates and charges; frontage, water,
                          school, hospital and other taxes and assessments both general and special, ordinary and extraordinary, and foreseen or unforeseen, now or which may hereafter be levied, imposed, rated, charged or assessed by any federal, provincial, municipal, regional, school or other statutory authority during the Term and reasonable legal fees and appraising fees incurred directly or indirectly by the Landlord in contesting or appealing the amount or legality of any such taxes;

                 (viii) corporation capital tax calculated as if the Building were the sole asset of the Landlord;

                 (ix) supplying steam, electricity, water, sewer services, natural gas and other fuel and utility services to the Building. Should individual meters or apparatus for measurement of consumption for such fuel and utilities consumed on the Premises by the Tenant not be provided, there shall be included the total cost of supplying such fuel and utilities to the Building;

                 (x) accounting costs incurred in connection with maintenance and operation including computations required for the imposition of charges to tenants of the Building and audit charges required to be incurred for the conclusive determination of any costs incurred hereunder, and reasonable reserves in connection with any operating expense;

                 (xi) cleaning the Building and supplies and equipment used in connection therewith;

                 (xii) costs otherwise attributable to capital account on improvements, machinery and equipment which substantially reduce Common Costs as herein defined;

                 (xiii) a management fee equal to FIVE (5%) PERCENT of the monthly heat, light and power costs and basic rent as defined in paragraph 3.01 monthly.

provided that Common Costs will not include any costs incurred by or on behalf of or at the request of any individual tenant or tenants and resulting in a benefit to such individual tenant or

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tenants which is not of general application to all tenants of the Building costs incurred by the Landlord solely to lease premises in the Building including costs of leasing commissions, lease incentive, costs of installation of demising walls and refurnishing vacant premises and wages and compensation reasonably allocated by the Landlord to persons retained by the Landlord for purposes of leasing the building. There shall be deducted from Common Costs:

(aa) all net recoveries by the Landlord, which reduce the expenses incurred by the Landlord in operating and maintaining the Building and Common Areas and Facilities, including recoveries from tenants other than the Tenant as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of provisions in their respective leases but excluding recoveries from tenants under clauses in their respective leases similar to Section 3.02 or for supervision and management performed in respect of work done for or on behalf of a tenant;

(bb) net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that such proceeds relate to the costs and expenses incurred in the maintenance and operation of the Building; and

(cc)     debt service incurred by the Landlord;

further provided that if any of the Common Costs or costs of a like nature at any time or from time to time apply disproportionately to one or more tenants of the Building then the Landlord in its sole discretion acting reasonably, may allocate all or portion of those costs to the tenant to whom the costs disproportionately apply;

         (f) "Lands" means those lands located in the City of Vancouver, British Columbia, legally described as:

                 City of North Vancouver
                 Parcel Identifier 013-965-816, Lot 6, (except portions in Plans 22282 and 22694) Block F, District Lot 272, Plan 22257

         (g) "Premises" means that portion of the Building on the lands located on the main floor and consisting of approximately:

                 (1) Four Thousand and Twenty (4,020) square feet of warehouse and office space as shown outlined in red on the plan annexed hereto as Schedule "A" and forming part of this lease;
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         (h)     "Proportionate Share" means that proportion expressed as a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the aggregate of all rentable areas of the Building as designated by the Landlord and whether rented or not. The Proportionate Share of the Tenant is [5.86 %] (4,020/68,555.2 X 100 = 5.86)

         (i) "Term" means the term of years and months commencing on the Commencement date as set forth in Article 2.02.

                                  ARTICLE TWO
                                DEMISE AND TERM

2.01 Demise. The Landlord, in consideration of the rents, covenants, agreements and conditions herein to be paid, observed and performed by the Tenant, docs hereby demise and lease to the Tenant the Premises for the Term.

2.02. Term. Subject to the terms and conditions of this lease, the Tenant shall have and hold the Premises for a term of THREE (3) years and THREE months from and including the 1st day of SEPTEMBER, 1994, to and including NOVEMBER 30, 1997.

                                 ARTICLE THREE
                         RENT, TAXES AND OTHER CHARGES

3.01 Basic Rent. The Tenant will pay to the Landlord in advance in lawful money of Canada as monthly Basic Rent the sum of TWO THOUSAND SIX HUNDRED AND EIGHTY ($2,680.00) DOLLARS commencing on SEPTEMBER 1, 1994 and a like sum on the first day of each and every month thereafter up to and including NOVEMBER 1, 1997. Lessee agrees to pay to the Lessor monthly together with the rent and as part of the rent, GOODS AND SERVICES TAX at a rate equal to that determined to be due and payable by Revenue Canada, Taxation or any other competent taxing authority.

3.02 Additional Rent for Common Costs. Commencing on SEPTEMBER 1, 1994, and continuing on the first day of each month thereafter during the term of this lease the Tenant will pay to the Landlord the Tenant's Proportionate Share of Common Costs in addition to the Basic Rent. Prior to the commencement of each calendar year of the Term, the Landlord will deliver to the Tenant a statement setting forth in reasonable detail the Landlord's reasonable estimate of the Tenant's Proportionate Share of Common Costs for such year and thereafter during such year the Tenant will pay to the Landlord monthly in advance on the first day of each and every
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month during the Term, an amount equal to the product produced by multiply in a fraction (the numerator of which is one and the denominator of which is the number of full months in the Term contained in that year) by the Tenant's Proportionate Share of Common Costs for such year. The Landlord shall also have the right to reasonably adjust its estimate of Common Costs and the Tenant's Proportionate Share thereof during such year. Tenant agrees to pay its proportionate share of common costs for the period from the date of possession of the premises to September 1, 1994 on the date last mentioned.

3.03 Reporting on Tenant's Proportionate Share of Common Costs. As soon as reasonably practicable after the end of each fiscal year of the Landlord during the Term, the Landlord will deliver to the Tenant a statement showing the actual amount of the tenant's Proportionate Share of Common Costs and setting forth in reasonable detail the Common Costs incurred by the Landlord during such year. If an overpayment of the Tenant's Proportionate Share of Common Costs has been made by the Tenant, the Landlord will credit such amount to the Proportionate Share of Common Costs for the next ensuing period and, if there is no ensuing period, such amount will be forthwith paid to the Tenant. If an amount remains owing to the Landlord in respect of the Tenant's Proportionate Share of Common Costs, the Tenant will pay such amount forthwith to the Landlord. The covenants contained in this Section 3.03 will survive the termination or expiration of this lease.

3.04 Additional Rent. All monies which from time to time may be owing by the Tenant to the Landlord pursuant to this lease are hereby deemed to be additional rent. The Tenant will pay any such money to the Landlord upon demand by the Landlord unless other terms for payment are expressly stipulated in this lease. If the Tenant fails to pay any additional rent, as and when due, the Landlord will have the same remedies for the collection thereof as it has for the recovery of Basic rent in arrears. If the Tenant at any time or from time to time fails to pay to any person any sum which the Tenant is obliged to pay pursuant to this lease the Landlord may pay any such sum on behalf of the Tenant and same will then be a debt owing by the Tenant to the Landlord from and including the date of payment by the Landlord.

3.05 Irregular Periods. If for any reason, it becomes necessary to calculate Basic Rent or additional rent for irregular periods, an appropriate pro rata adjustment will be made on a daily basis.

3.06 Interest on Amounts in Arrears. When Basic Rent or additional rent, including any interest accrued thereon, payable hereunder is in arrears, the same will bear interest at a rate equal to 5% above the prime rate being charged by The Royal Bank of Canada, 1025 West Georgia Street, Vancouver, B.C., as its "prime rate" to its most favoured commercial customers at the time such Basic Rent or additional rent became due, compounded monthly from the date
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such rent became due to and including the date of such payment. The Landlord will have all remedies for the collection of such interest as it has for the recovery of Basic Rent in arrears.

3.07 Tenant's Taxes and Other Charges. The Tenant will pay, as and when due, to the authority or person to which same are owing:

         (a) all taxes, license fees, duties and assessments imposed, assessed or levied by any lawful authority during the Term relating to the business carried on in and the use and occupancy of the Premises by the Tenant including those relating to personal property and all business and trade fixtures and other improvements owned or installed by or on behalf of the Tenant in, on, or affixed to the Premises, whether any such taxes, license fees, rates, duties and assessments are payable by law by the Tenant or by the Landlord or whether or not the same are allocated separately in respect of the Premises; and

         (b) all charges, levies and assessments imposed, assessed or levied by any lawful authority during the Term in respect of utilities of whatsoever nature or kind (including works and services in connection therewith) used in or supplied to the Premises except to the extent such charges, rates, levies and assessments are included in Common Costs.

         The Tenant will indemnify and save harmless the Landlord from and against any and all taxes imposed by lawful taxing authority in respect of gross rent paid by the Tenant to the Landlord provided that such taxes are not classified as taxes upon the income of the Landlord. Upon request by the Landlord, the Tenant will deliver promptly to the Landlord, for inspection, receipts for payment of all charges payable by the Tenant pursuant to this
Section 3.07.

3.08 Landlord as Supplier. Should the Landlord supply or elect to supply steam, water, gas, fuel, electricity, or sewage facilities and services or any other utility used or consumed on the Demised Premises or pay the same on a bulk basis on behalf of the Building or any part thereof such service shall be charged, at rates not in excess of public utility rates for the same service if supplied to the Tenant only. In no event will the Landlord have any obligations or liability in connection with the cessation or unavailability or interruption or suspension of any service or utilities at any time whether or not supplied by the Landlord.

3.09 Net Lease. The Tenant will pay to the Landlord duly and punctually all Basic Rent and additional rent required to be paid pursuant to this lease without any deduction, abatement or set-off whatsoever, it being the intention of the Landlord and the Tenant that this lease is a
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completely carefree net lease to the Landlord.  All expenses, costs, payments and outgoings occurred in respect of or relating to the Premises whether or not referred to herein and whether or not within the contemplation of the Landlord and the tenant will be borne by the Tenant so that Basic Rent will be absolutely net to the Landlord except as otherwise specifically provided in this lease.

3.10 Dispute as to Costs. If the Tenant disputes the amount of any monies to be paid by the Tenant to the Landlord pursuant to this lease, the certificate of a chartered accountant appointed or acceptable to the Landlord to determine such amount will be conclusive and binding upon the Landlord and the Tenant. The cost of obtaining such certificate shall be for the account of the Tenant if the amount of money to be paid by the Tenant, as established in the certificate, is more than 95% of the amount claimed by the Landlord.

3.11 Landlord's Taxes. Subject to the obligation of the Tenant to pay its Proportionate Share of Common Costs, the Landlord will pay real property taxes with respect to the Lands as and when due, subject to lawful deferral.

3.12 Security Deposit. The Landlord acknowledges receipt of a deposit of $5,735.20 including G.S.T. from the Tenant which deposit shall be credited to the first and last months of Basic Rent and additional rent payable hereunder.

                                  ARTICLE FOUR
                        QUALITY AND USE OF THE PREMISES

4.01 Possession and Use of Premises. The Landlord will use its best efforts to make the Premises available to the Tenant for its fixturing on or before AUGUST 15, 1994.The Tenant will not use or permit the Premises to be used for any purpose other than for the purpose of light manufacturing of atmosphere diving suits and associated offices. Without limiting the generality of the foregoing, the Tenant will not carry on any business which would, in the reasonable opinion of the Landlord, tend to lower the character of the Building.

4.02 Lighting. The Tenant shall at its own expense be responsible for and shall maintain and replace from time to time as may be necessary during the Term all light fixtures, tubes, ballasts and starters in the Premises.

4.03 No Nuisance, Overloading or Waste. The Tenant will not carry on or permit or suffer to be carried onto or in the Premises anything which is noxious or offensive or which would constitute a public or private nuisance or which would annoy or disturb or cause nuisance or damage to any other tenants of the Building. The Tenant will not cause any waste or damage
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to the Premises and will not permit any overloading on the floor of the
Premises.

4.04 Windows. The Tenant will cause the windows of the Premises to be screened to the satisfaction of the Landlord. The Landlord shall replace any glass in the outside windows and doors of the perimeter of the Premises (including perimeter windows in the exterior walls) with as good quality and size and in the case of perimeter windows, with glass of the same type and colour with the expense to be deemed a Common Cost during the continuance of this lease, unless the glass shall be broken by the Tenant, invitees, employees or agents on its behalf, in which event the Tenant shall forthwith reimburse the Landlord for such costs.

4.05 Condition of Premises. The Tenant will not permit the Premises to become untidy or unsightly and will not permit waste or refuse to accumulate therein.

4.06 Not to Affect Landlord's Insurance. The Tenant will not do or omit to do or permit to be done or omitted to be done in the Premises or on the Lands anything which would directly or indirectly cause the insurance premiums in respect of the Premises or the Landlord's premiums for liability insurance to be increased. If any insurance premium is thereby increased the Tenant will pay to the Landlord the amount by which the insurance premiums are so increased. The Tenant will not store or permit to be stored upon the Premises anything of a dangerous, inflammable or explosive nature or anything which would have effect of increasing the Landlord's insurance premiums or of leading to the cancellation of the Landlord's insurance. In the event that an insurance policy of the Landlord is cancelled by reason of any act or omission of the Tenant, the Landlord shall have the right at its option to terminate this lease by giving seven days written notice of termination to the Tenant and, at its option, the Landlord may rectify the situation causing such cancellation. In the event that Landlord exercises its right to terminate pursuant to this Section 4.08, Basic Rent and additional rent will be apportioned and paid in full to the date of expiration of such notice (the "Expiration Date") together with an amount equal to the Basic Rent which would have been payable hereunder for the next three ensuing months had the Landlord not terminated this lease and all other monies owing hereunder as of the Expiration Date.

4.07 Compliance with Laws. The Tenant, during the Term at its own expense, will promptly comply with all statutory requirements of every competent federal, provincial, municipal, regional and other statutory authority and all requirements of fire insurance underwriters in force from time to time during the Term which relate to the Tenant's equipment, operation use of the Premises or the making by the Tenant of any alterations, replacements, changes, improvements, repairs or additions to the Premises or the conduct of any business conducted in or from the Premises.
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4.08     Signs.  The Tenant will not erect, paint, display, place, affix or maintain or permit to be erected, painted, displayed, placed, affixed or maintained any sign, decoration, picture, lettering, symbol or notice of any nature or kind whatsoever (herein called the "Signs") either on the exterior walls Away the Premises if same are visible from the exterior thereof or in the Building or Common Areas and Facilities or on the Lands without first obtaining the Landlord's written consent, which consent shall not be unreasonably withheld.

         The Tenant, at its cost, will acquire all requisite statutory permits which may be required to erect or maintain any such approved Signs. The Tenant will cause any Signs to be maintained in a proper state of repair and will indemnify and save harmless the Landlord from all personal injuries or property damage or loss to any person caused by the existence of such Signs.

4.09 Deliveries, Loading and Shipping. The Tenant will permit deliveries to the Premises and loading and unloading to be done only in and from loading areas designated by the Landlord and only in accordance with the rules and regulations the Landlord from time to time may prescribe. The delivery or shipping of merchandise, supplies and fixtures to and from the Premises will be subject to such rules and regulations as in the sole judgment of the Landlord are necessary for the proper operation of the Premises and the Building.

4.10 Landlord's Services. So long as the Tenant is not in default under this lease, the Landlord will provide the services set forth in this Article Four provided that the Landlord will have the right at any time, without liability or obligation to the Tenant, to discontinue or modify any services required of it under this Article Four or elsewhere in this lease during such times as may be necessary, or as the Landlord may deem reasonably advisable, by reason of accident or for the purpose of effecting repairs, replacements, alterations or improvements. Without limiting the foregoing, the Landlord will not be liable to the Tenant for failure for any reason to supply the said services or any of them provided that the Landlord will correct any such failure with reasonable diligence.

4.11 Electric Current and Lighting Fixtures. The Landlord (subject to its ability to obtain same from its principal supplier) will cause the Premises to be supplied with electric current for power to electrical equipment and for lighting to customary building standards, which the Tenant agrees to take and receive from the Landlord.

4.12 Air Conditioning and Heating. The Landlord will a provide heating system capable of maintaining a reasonable temperature in the Premises. Provided always that the obligations of the Landlord hereunder will be conditional upon the following:

         (a) the average amount of electrical energy consumed by the Tenant will be
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                 that amount required for normal fluorescent lighting and
                 power; and

         (b) the interior or partitioning of the Premises will not impede heating.

If the apparatus or any part thereof used in heating the Premises becomes damaged, destroyed or inoperative, the Landlord will have a reasonable time within which to repair the damage or repair the apparatus and the Landlord will not in any event be liable to the tenant or its officers or employees for any direct, indirect or consequential damage or damages for personal discomfort or illness arising by reason of the interruption of such service.

4.13 Use of Current. The Tenant covenants and agrees that at all times its use of electric current will not exceed the capacity of the electrical wiring serving the Building.

4.14 Floor Covering. The Tenant will maintain and repair the floor covering in the Premises in as good a condition as reasonable use will permit, reasonable wear and tear only excepted; and whether or not installed by the Landlord.

4.15 Cleaning. The Landlord will cause the Common Areas and Facilities to be kept clean and tidy and reasonably free of debris. The Tenant will cause the Premises to be kept clean and tidy and reasonably free of debris.

4.16 Special Equipment. The Tenant shall be responsible for the installation, operation and maintenance of any special equipment required by its occupancy, including telephone, computers and special communications facilities.

                                  ARTICLE FIVE
                           ASSIGNING AND SUB-LETTING

5.01 Assigning and Sub-Letting by Tenant. The Tenant will not assign this lease in whole or in part, nor sublet all or any part of the Premises, nor mortgage or encumber this lease or the Premises or any part thereof, nor suffer or permit the occupation of, or part with or share possession of all or any part of the Premises by any person (all of the foregoing being collectively referred to in this Article 5 as a "Transfer"), without the prior written consent of the Landlord in each instance. No request for consent will be considered by the Landlord unless the Tenant has notified the Landlord of all the terms and conditions with the proposed transferee. Subject to the covenant, creditworthiness, and business reputation of the transferee being at least equal to that of the Tenant, the Landlord's consent may not be unreasonably withheld. The consent by the Landlord to any Transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against a Transfer is to be
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construed so as to include a prohibition against:

         (a) a change in the direct or indirect effective voting control of the Tenant from the persons holding voting control at the date of this lease (or if the Tenant is not a corporation, at the date of the assignment of this lease to a corporation); and

         (b)     any Transfer by operation of law.

In the event of a Transfer consented to by the Landlord, the Landlord may collect rent from the transferee and apply the net amount collected to the Basic Rent and additional rent required to be paid pursuant to this lease, but no acceptance by the Landlord of any such payments shall be deemed a release of the Tenant from the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Notwithstanding any Transfer consented to by the Landlord, the Tenant shall be jointly and severally liable with the transferee on this lease and shall not be released from performing any of the terms, covenants and conditions of this lease.

5.02 Landlord's Conveyance. Should the Landlord convey or assign or otherwise divest itself of its interest in the Building then to the extent that the transferee or assignee thereof assumes the covenants and obligations of the Landlord herein, the Landlord will be relieved of its obligations under this lease from and after the effective date of such conveying, assigning or divesting, save and except for the obligation to account to the Tenant for any monies then due and payable to the Tenant by the Landlord pursuant to this lease.

                                  ARTICLE SIX
                                BUILDERS' LIENS

6.01 Builder's Liens. The Tenant will not suffer or permit any lien under the Builders' Lien Act to be registered against title to the Tenant's leasehold interest in the Lands and Premises or against title to the Lands by reason of labour, services or materials supplied to the Tenant. The Tenant will permit the Landlord to post and keep posted any notices pursuant to the Builders Lien Act in conspicuous places on the premises as determined by the Landlord during the course of construction of any improvements on the premises.

                                 ARTICLE SEVEN
                            REPAIRS AND MAINTENANCE

7.01 Repair and Maintenance by Tenant. The Tenant, throughout the Term at is own expense, will repair, maintain and keep the Premises and all improvements, appurtenances and equipment therein and thereon in good repair and condition, excepting from such standard of repair and maintenance damage by fire and other insurable risks, (only to the extent that the Landlord is insured against such perils), reasonable wear and tear, and repairs for which the Landlord is responsibilities under this lease.

7.02 Repair and Maintenance by the Landlord. The Landlord will, at all times throughout the Term, but subject to reasonable wear and tear, maintain and repair, or cause to be maintained and repaired, as would a prudent owner of a reasonably similar commercial development having regard to the size, age and location, the structure of the Building and the Common Areas and Facilities, including, without limitation, the foundations, exterior wall assemblies, including weather walls, sub-floor, roof, bearing walls, and structural columns and beams of the Building.

7.03 Repair Where the Tenant is at Fault. Notwithstanding any other terms, covenants and conditions contained in this lease, if the Premises or any part of the Lands, or any equipment, machinery, facilities or improvements contained therein or made thereto, require repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant (or those for whom it is in law responsible), the cost of resulting repairs, replacements or alterations plus a sum equal to 15% of the cost thereof representing the Landlord's overhead, shall be paid by the Tenant to the Landlord as additional rent forthwith upon presentation of an account of such expenses incurred by the Landlord.

7.04 Inspection and Emergencies. The Landlord, by its representatives, may enter upon the Premises at all reasonable times and during any emergency to inspect the state of repair and maintenance.

7.05 Landlord's Approval of the Tenant's Repairs and Work. The Tenant shall not make any repairs, alterations, replacements, fixed decorations or improvements to any part of the Premises without first obtaining the Landlord's written approval, such approval not to be unreasonably withheld. The Tenant shall provide to the Landlord not later than September 1, 1994 with plans and specifications showing details of any proposed leasehold improvements to be made to the Premises by the Tenant, including interior layout, mechanical specification, and decor or the Tenant's Work, for prior approval by the Landlord. The Tenant shall submit to the Landlord:

         (a) details of any proposed work including drawings and specifications conforming to good construction practice and approved by the Landlord or consultants designated by the Landlord;

         (b) such indemnification against liens, costs, damages and expenses the

                 Landlord requires; and

         (c) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities having jurisdiction.

Except as otherwise agreed by the Landlord, all Tenant's Work, repairs, replacements, alterations or improvements by the Tenant to the Premises approved of by the Landlord shall be performed:

                 (i)      at the sole cost of the Tenant;

                 (ii)     by workmen and trades approved by the Landlord
                          provided that   such approval shall not be
                          unreasonably withheld if the workmen are competent and their labour union affiliations are compatible with others employed by the Landlord and its contractors provided that the Tenant's workmen shall not be required to submit to restrictive practices in contravention of the Labour Code of British Columbia in force at the time of their employment;

                 (iii)    in a good and workmanlike manner;

                 (iv) in accordance with the drawings and specifications approved by the Landlord or its consultants; and

                 (v) subject to the reasonable regulations, controls and inspection of the Landlord.

Any such work, repair, replacement, alteration, decoration or improvement made by the Tenant without the prior written consent of the Landlord or which is not made in accordance with the drawings and specifications approved by the Landlord or its consultants shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Premises restored to their previous condition. Failing such removal, the Landlord shall be entitled to remove the same forthwith without notice and at the Tenant's sole cost and expense.

Notwithstanding anything contained in this lease, if any such work, repair, maintenance, alterations, decorations, additions or improvements to the Premises or to any improvements installed by or on behalf of the Tenant for the benefit of the Premises which are approved by the Landlord, affect the structure of the Premises or any part of the Building other than the Premises or are installed outside the Premises, such work shall at the option of the Landlord be performed only by the Landlord, at the Tenant's sole cost and expense. From time to time during the course of construction, the Tenant shall pay to the Landlord upon demand, both the Landlord's costs relating to any such work, repairs, alterations, decorations, additions or improvements including the fees of any architectural and engineering consultants plus a sum equal to fifteen percent of the total cost thereto representing the Landlord's overhead. No work, repairs, alterations, additions, decorations, or improvements to the Premises by or on behalf of the Tenant shall be permitted which, in the Landlord's opinion, may weaken or endanger the structure or adversely affect the condition or operation of the Premises or the Building or diminish the value thereof, or restrict or reduce the Landlord's coverage for zoning purposes.

7.06     Remodeling.  Without limiting the rights of the Landlord pursuant to
Section 7.05, the Landlord will have the right at any time during the Term to repair, remodel, alter or improve the Building and the Common Areas and Facilities (or to change or acquiesce in the change of the location of entrances to the Building or the configuration of premises therein) without compensation or responsibility to the Tenant and to enter into, pass through, work upon and attach scaffolds or other temporary structures to the Premises putting the Tenant to as little disturbance or inconvenience as is reasonably practicable.

7.09 Tenant's Fixturing. Subject to Section 19.16, the Tenant will cause the Tenant's work and leasehold improvements (collectively referred to as the "Tenant's Work") to commence within 30 days of the date on which the Premises are made available to the Tenant for installing its leasehold improvements and the Tenant shall cause the Tenant's Work to be completed in a good and workmanlike manner, with all expedition and within 60 days of such date. The Tenant shall have a 60 day fixturing period immediately following the Commencement Date. During this fixturing period, the Tenant shall not be responsible for the payment of Basic Rent or its Proportionate Share of Common Costs. All leasehold improvements done, at any time during the term of the lease by the Tenant, shall be paid for by the Tenant.

                                 ARTICLE EIGHT
                    COMMON AREAS AND ALTERATIONS TO BUILDING

8.01 Storage. The Tenant will not store or leave anything of whatsoever nature or kind on or within the Common Areas and Facilities.

8.02 Use of Common Areas. Subject to this lease, including the rules and regulations contained in Schedule B, and to such other reasonable regulations not inconsistent with the terms of this lease as the Landlord may adopt pertaining to the use of the Common Areas and Facilities, the Tenant will have for itself and its licensees and invitees the non-exclusive right to use the Common Areas and Facilities, in common with others entitled thereto for their proper and intended purposes during normal business hours as reasonably stipulated by the Landlord. The Tenant acknowledges that the Common Areas and Facilities are subject to the exclusive control and management of the Landlord.

8.03 Reservation to Landlord. All outside walls of the Premises and any space in the Premises used for stairways and passageways to other adjoining premises, shafts, stacks, pipes, conduits, ducts and other building facilities, the heating, electrical, plumbing, air conditioning and other building systems, and the use thereto as well as access thereto through the Premises for the purpose of use, operation, maintenance and repair, are expressly reserved to the Landlord.

                                  ARTICLE NINE
                 SURRENDER OF PREMISES AND REMOVAL OF FIXTURES

9.01 Surrender. Upon the expiration or earlier termination of this lease and the Term and any period of overholding, the Tenant will surrender to the Landlord possession of the Premises, in good order and a clean condition, subject to the provisions of Article 9.02.

9.02 Removal of Fixtures. If the Tenant is not then in default hereunder, the Tenant, at the expiration of the Term, may remove from the Premises all trade fixtures and trade equipment installed by the Tenant. If the Tenant damages the Premises or the Buildings during such removal the Tenant will make good such damage at its expense. In no event will the Tenant remove from the Premises any fixtures installed by the Landlord, or any partitions, floor coverings, window coverings, local wiring, including floor ducts, telephone conduits or plumbing, heating, electrical or ventilation plant or equipment or other building services whether installed by the Landlord or the Tenant; save and except that the Landlord will be entitled upon the expiration or earlier termination of this lease to require the Tenant to, and the Tenant will, remove forthwith all or some of its installations, alterations, additions, partitions and fixtures and anything in the nature of improvements made or installed by the Tenant or by the Landlord on behalf of the Tenant to or in the Premises, and to make good any damage caused to the Premises by such removal at the Tenant's cost. If the Tenant does not so remove, the Landlord may do so and the Tenant will be responsible for the cost of such removal and for any necessary storage charges. The Landlord will not be responsible for any damage caused to the Tenant's property by reason of such removal.

                                  ARTICLE TEN
                         LIABILITY AND INDEMNIFICATION

10.01 Non-Liability of Landlord. Except for the negligence of the Landlord, the Landlord will not be liable or responsible in any way for any personal injury that may be sustained by the Tenant or any invitee or licensee of the Tenant, or of any other person who may be upon the Premises or sidewalks, parking areas or loading areas adjacent thereto, or for any loss of or damage or injury to property belonging to or in the possession of the Tenant or any invitee or licensee of the Tenant or any other person, and without limiting the generality of the foregoing, the Landlord will not be liable or responsible in any way for any injury, loss or damage to person or property caused by smoke, steam, water, ice, rain, snow or fumes which may leak, issue or flow into, through or from the Premises or from the water sprinkler, drainage or smoke pipes or plumbing equipment therein or from any other place or quarter or caused by or attributable to the condition or arrangement of any electrical or other wiring or the air conditioning equipment, or, for any matter or thing of whatsoever nature or kind arising from the Tenant's use and occupation of the Premises or otherwise. Notwithstanding anything contained in this lease, the liability of the Landlord for its negligence will under no circumstances extend to any business loss or to any consequential loss or damage or to any property other than normal office furniture and manufacturing equipment. The Landlord will not be responsible for anything lost or stolen howsoever such loss or theft occurs.

10.02 Indemnification. Notwithstanding any other terms, covenants and conditions contained in this lease, the Tenant will indemnify and same harmless the Landlord and those ~ or whom it is in law responsible from and against any and all liabilities, damages (including loss of all rent payable by the Tenant hereunder), costs, expenses, causes of action, claims, suits and judgments which the Landlord may incur or suffer or be put to by reason of or in connection with or arising from:

         (a) any breach, violation or non-performance by the Tenant of any obligation contained in this lease to be observed or performed by the Tenant;

         (b) any damage to the property of the Tenant, any sub-tenant, licensee, or any person claiming through or under the Tenant or any sub-tenant or licensee, or any of them, or damage to any other property howsoever occasioned by the condition, use, occupation, repair or maintenance of the Premises;

         (c) any injury to any person, including death resulting at any time therefrom, occurring in or about the Premises;

         (d) any wrongful act or neglect of the Tenant, its invitees and licensees, in and about the Premises and Lands. Should the Landlord without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall promptly pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation as additional rent on demand. The Tenant shall also promptly pay as additional rent upon demand all costs, expenses and legal fees (on a solicitor and his client basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this lease, unless a Court shall decide otherwise.

10.03 Survival of Indemnification. Such indemnification will survive any termination of this lease, despite anything in this lease to the contrary.

                                 ARTICLE ELEVEN
                                   INSURANCE

11.01 Tenant's Insurance. The Tenant, at its own expense, will obtain and keep in force throughout the Term:

         (a) fire insurance with extended coverage endorsement covering all the Tenant's property in the Premises including, without limitation, its improvements, furniture, equipment, fittings, fixtures and stock-in- trade; and

         (b) comprehensive general liability insurance against claims for personal injury, death or property damage occurring upon or in or about the Premises; and

         (c) any other form of insurance and such higher limits as the Landlord, acting reasonably, requires from time to time in amounts and for insurance risk against which a prudent tenant would insure.

11.02 Policies. The Tenant will effect all policies with insurers reasonably satisfactory to the Landlord. The Tenant will on demand furnish to the Landlord copies of all policies, or insurance certificates in lieu thereof. The Tenant will pay the premium for each policy. If the Tenant fails to purchase or to keep in force such insurance the Landlord may effect such insurance, at the Tenant's expense.

11.03 Landlord as Insured and Subrogation. The Tenant will cause all insurance policies obtained by it pursuant to this lease as to contain:

         (a) a waiver of subrogation clause in favour of the Landlord, the Landlord's mortgagee or mortgagees and those for whom they are in law responsible; and

         (b) a clause requiring the insurer not to cancel or change the insurance without first giving the Landlord 30 days written notice thereof.

The liability policy will include the Landlord as an additional named insured with a cross-liability clause. The fire insurance policy on tenant's betterments and improvements will name the Landlord and the mortgagees 0 ~ the Landlord as loss payees as their respective interest may appear.

11.04 Landlord to Insure. The Landlord shall, at all times throughout the Term carry:

         (a) "all risk" insurance on the machinery, boilers and equipment contained in the Building and owned by or leased to the Landlord (specifically excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to Section 11.01 or similar sections of their respective leases) in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar commercial building, having regard to size, age and location;

         (b) public liability and property damage insurance with respect to the Landlord's operations in the Building in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar commercial building, having regard to size, age and location;

         (c) rental insurance in respect of the tenants of the Building to cover rents and Common Costs for such reasonable lengths of time as would be carried by a prudent owner of a reasonably similar commercial building having regard to size, age and location; and

         (d) such other form or forms of insurance as the Landlord reasonably considers advisable.

Notwithstanding any contribution by the Tenant to the cost of insurance premiums provided herein, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under this lease ~ or purposes of any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceed of any such insurance policies carried by the Landlord.

                                 ARTICLE TWELVE
                             DAMAGE OR DESTRUCTION

12.01 Damage to Premises. If the Premises are damaged or destroyed by any cause whatsoever and if, in the reasonable opinion of the Landlord, the Premises cannot be repaired or rebuilt within 180 days of the date of the damage or destruction, the Landlord, at its option, may terminate this lease by giving to the Tenant, within 90 days of the date of such damage or destruction, notice of termination requiring vacant possession of the Premises within 30 days after delivery of such notice. The Tenant will deliver up possession of the Premises to the Landlord in accordance with such notice. The Landlord, with all reasonable diligence, will repair or rebuild the Premises unless this lease is terminated pursuant to this Article 12.01.

12.02 Rent Abatement. If the Premises or any part thereof, shall at any time during the Term be damaged by fire or otherwise so as to render the same unfit for the purpose of the Tenant, the rent payable hereunder shall abate to the extent of any recovery by the Landlord under its rental interruption insurance in respect of the Premises.

                                ARTICLE THIRTEEN
                                QUIET ENJOYMENT

13.01 Quiet Enjoyment. If the Tenant duly and punctually pays the Basic Rent and additional rent and complies with its obligations under this lease, the Tenant will be entitled to peaceably possess and enjoy the Premises during the Term without any interruption or disturbance from the Landlord or any person or persons claiming by, through or under the Landlord.

                                ARTICLE FOURTEEN
                                    DEFAULT

14.01 Landlord May Perform Covenants. If the Tenant is in default of any of its obligations under this lease, then the Landlord, without limiting any other remedy which it may have, will have the right to remedy any such default and for such purpose may at any time enter upon the Demised Premises. No entry for such purpose will be deemed to cause a forfeiture or termination of this lease or shall be deemed a trespass. In order to cure such default, the Landlord may do such things as are necessary and reasonable to cure the default and such things as may be incidental thereto (including, without limitation, the right to make repairs and to expend monies). The Tenant will reimburse the Landlord for the aggregate of all expenses incurred by the Landlord in remedying any such default. The Landlord will be under no obligation to remedy any default of the Tenant and will not incur any liability to the Tenant for any action or omission in the course of its remedying or attempting to remedy any such default unless such act amounts to intentional misconduct or gross negligence on the part of the Landlord.

14.02    Right of Termination.  If and whenever:

         (a) any Basic Rent or additional rent remains unpaid more than five days after delivery of notice by the Landlord to the Tenant specifying such breach;

         (b) the Tenant has on more than one occasion in any calendar year not paid Basic Rent or additional rent on the day on which the same ought to have been paid;

         (c) there is a breach of any of the Tenant's obligations hereunder (other than as set out in the other clauses of this Article) which is not cured within 15 days after delivery of written notice by the Landlord to the Tenant specifying such breach;

         (d) the Term or any goods and chattels on the Premises are at any time seized or taken in execution or attachment;

         (e) the Tenant makes a sale in bulk of its assets on the Premises other than a sale to a transferee permitted in accordance with
                 Article 5;

         (f) the Tenant abandons the Premises, or sells or disposes of the trade fixtures, goods or chattels of the Tenant or removes or commences, attempts or threatens to remove them from the Premises so that there would not in the event of such sale or disposal be sufficient trade fixtures, goods or chattels of the Tenant on the Premises, subject to distress, to satisfy all Basic Rent and additional rent due or accruing hereunder for a period of at least three months; or

         (g) the Tenant assigns, sub-lets or parts with possession of the Premises without the Landlord's consent as required herein;

then the Landlord, at is option, may cancel this lease by written notice to the Tenant, whereupon all rights and interest hereby created or then existing or derived under this lease will thereupon terminate and the Landlord lawfully may take possession of the Premises, provided that if any default of the Tenant can only be cured by the performance 0~ work or the furnishing of materials and if such work cannot reasonably be completed or such materials reasonably obtained and utilized within said 15 days then such default will not be deemed to continue if the Tenant proceeds promptly with such work as may be necessary to cure the default and continues diligently to complete such work.

14.03    Bankruptcy.  If and whenever:

         (a) a receiver, guardian, trustee in bankruptcy or any other similar officer is appointed to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction;

         (b) a petition is filed for the re-organization of the Tenant under any provision of the Bankruptcy Act or any law of Canada or any province thereof or of the jurisdiction in which the Tenant as the case may be is incorporated relating to bankruptcy or insolvency, then in force;

         (c)     the Tenant becomes insolvent; or

         (d) if any application or petition or certificate or order is made or granted for the winding up or dissolution of the Tenant, voluntarily or otherwise;

then in any such case this lease, at the option of the Landlord, will thereupon terminate and the term will immediately become forfeited and void and the current month's Basic Rent and additional rent and the next ensuing three months', and all other monies then owing hereunder will immediately become due and payable and the Landlord, without notice or any form of legal process, may re-enter and take possession of the Premises or any part thereto in the name of the whole and expect the Tenant and those claiming under it and remove its or their effects (forcibly if necessary) without being deemed guilty of trespass, any statute or law to the contrary notwithstanding.

14.04 Waiver of Benefit of Legislation and Seizure. The Tenant irrevocably waives and renounces the benefit of any present or future law taking away or diminishing the Landlord's privilege on the property of the Tenant and the right of distress and agrees with the Landlord, notwithstanding any such law, that the Landlord may seize and sell the Tenant's goods and property, whether within the Premises or not, and apply the proceeds of such sale upon rent and upon the cost of the seizure and the sale in the same manner as might have been done if such law had not been passed.

14.05 Re-Entry and Damages. In the case the Landlord shall re-enter the Premises prior to the expiry of this lease by reason of default by the Tenant hereunder, the Tenant shall be liable to the Landlord for the amount of the Basic Rent and additional rent for the remainder of the Term of this lease as if such re-entry had not been made less the actual amount received by the Landlord after such re-entry in respect of subsequent leasing applicable to the remainder of the Term.

14.06 Legal Fees. If the Landlord retains a lawyer or other person reasonably necessary for the purpose of assisting the Landlord in enforcing any of its rights under this lease in the event of default by the Tenant, the Landlord will be entitled to collect from the Tenant as additional rent the costs of all such services.

14.07 Remedies of Landlord are Cumulative. The remedies of the Landlord in this lease are cumulative and not in addition to any remedies of the Landlord at law or in equity. No remedy will be deemed to be exclusive and the Landlord may from time to time have recourse to one or more of the available remedies specified herein or at law or in equity.

                                ARTICLE FIFTEEN
                          IMPOSSIBILITY OF PERFORMANCE

15.01 Non-Performance. Whenever the parties hereto are unable to fulfill any obligation hereunder in respect of the provision of any service, utility, work or repair by reason of being unable to obtain the materials, goods, equipment, service, utility or labour required to enable it to fulfill such obligation or by reason of any law or regulation or by reason of any other cause beyond its reasonable control (other than lack of money), such party will be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of the delay or restriction.

                                ARTICLE SIXTEEN
                                  OVERHOLDING

16.01 Overholding. If the Tenant remains in possession of the Premises after the expiration of the Term and without the execution and delivery of anew lease or without the express consent in writing by the Landlord, the Landlord may re-enter and take possession of the Premises and remove the Tenant therefrom without being liable for any loss or damage occasioned thereby.
While the Tenant remains in possession of the Premises after the expiration of the Term, the tenancy, in the absence of written agreement, will be from month to month at a rent per month equal to two times the rent payable in respect of the month immediately preceding expiration of the Term payable in advance on the 1st day of each month and the Tenant will be subject to all terms of this lease, except that the tenancy will be from mont to month and a tenancy from year to year will not be created by implication of law or otherwise.

                               ARTICLE SEVENTEEN
                             RULES AND REGULATIONS

17.01 Rules and Regulations. The Tenant and its licensees and invitees will be bound by all such reasonable rules and regulations not inconsistent with the terms of this lease as the Landlord may from time make of which written notice is given to the Tenant including those set out in Schedule "B". Nothing in this lease will be construed so as to oblige the Landlord to enforce such rules and regulations against other tenants in the Building and the Landlord will not be liable to the Tenant for violation of the rules and regulations by such tenants or their invitees or licensees.

                                ARTICLE EIGHTEEN
                                   INSPECTION

18.01 Inspection. The Landlord or its representatives may exhibit the Premises upon reasonable notice and at reasonable times to prospective tenants during the last six months of the Term and may also exhibit the Premises at reasonable times throughout the Term for the purpose of the Landlord's own financing and to prospective purchasers.


                                ARTICLE NINETEEN
                                 MISCELLANEOUS

19.01 Waiver. No waiver of any default will be binding unless acknowledged in writing by the party waiving the default.

19.02 Condoning. Any condoning, excusing or overlooking by one party of any default of the other party will not operate as a waiver of that party's rights hereunder in respect of any subsequent default.

19.03 Subordination. This lease at the request of the Landlord will be subject, subordinated and postponed to all mortgages, deeds of trust and mortgages securing bonds and all indentures supplemental thereto which may now or thereafter charge or affect the Lands or the Premises and to all renewals, modifications, consolidations, replacements and extensions of same, to the extent of such mortgages, deeds of trust and supplemental indentures and all renewals, modifications, consolidations, replacements and extensions thereof will have priority over this lease notwithstanding the respective dates of execution or registration thereof. The Tenant will execute promptly any document in confirmation of such subordination, postponement and priority which the Landlord may request.

19.04 Acknowledgment by Tenant. The Tenant will execute promptly, whenever requested by the Landlord, a certificate in favour of any prospective mortgagee or purchaser of the Landlord certifying the status of this lease, any modifications or breaches of this lease in the knowledge of the Tenant and the status of the rent account, all with the intent that such certificate may be relied upon by any party to whom it is directed.

19.05 Representations and Entire Agreement. The Tenant acknowledges that there have been no representations made by the Landlord which are not set out in this lease and that nothing contained in this lease shall be construed so as to prevent the Landlord from altering the location of parking areas, driveways and sidewalks form time to time or from erecting additional buildings or extending buildings after the Commencement Date and without limiting the foregoing, the Landlord shall have the unrestricted right to add additional lands which upon such addition will be included in the definition of "Lands", add or change any building, alter the ingress or egress to the Lands or change the loading or unloading Facilities and service entrances from time to time without in any way being responsible to the Tenant, provided only that the Landlord shall at all times provide reasonable access to the Premises across and through the Lands and Common Areas and Facilities for the Tenant, its servants, agents, clients and customers. The Tenant further acknowledges that this lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except herein explicitly provided or except by subsequent agreement in writing duly signed by the Landlord and the Tenant.

19.06 Severability. If any provision of this lease is found to be illegal or invalid or unenforceable at law it will be deemed to be severed from this lease and the remaining provisions will continue to have full force and effect.

19.07 Headings. All headings in this lease are inserted for convenience of reference only and will not affect the construction and interpretation of this lease.

19.08 Notices. Any notice, request or demand herein provided or permitted to be given will be sufficiently given if personally served or mailed by prepaid registered post as follows:

         (a)     to the Landlord

                 Suite 101 - 2609 Westview Drive
                 North Vancouver, British Columbia
                 V7N 4M2

                 Attention:  Barry Jackson

         (b)     to the Tenant

                 #3 - 1225 Keith Road
                 North Vancouver, British Columbia

                 Attention:

Any notice mailed as aforesaid will be presumed, for the purposes of this lease, to have been given three business days following the day on which such notice is mailed. Any party may at any time give written notice to the others of any change of address and after the giving of such notice the address therein specified will be deemed to be the address of such party for the purpose of giving notices hereunder.

19.09    Time of Essence.  Time will be of the essence of this lease.

19.10 Governing Law. This lease will be construed and governed by the laws of British Columbia.

19.11 Gender. Words in the singular will include the plural and words in the plural will include the singular and words in the masculine gender will include feminine and neuter genders and vice versa where the context so requires.

19.12 Registration. At its sole expense, the Tenant shall be entitled to register this lease in the Land Title Office. Any plan required by the Tenant to register the lease shall be provided by the Tenant at the tenant's expense.

19.13 Renewal Provision. The Landlord covenants and agrees with the Tenant that if the Tenant is not in default of any provisions under this lease and provided that the Tenant continues in occupancy of the Premises at the expiration of the term then underway the Landlord will at the expiration of the term upon the Tenant's written request delivered to the Landlord not later than six months prior to the expiration of the term then underway grant to the Tenant one renewal lease of the Premises of a term of THREE years and ONE month upon all the terms, covenants, agreements and proviso contained in this lease
EXCEPT:

         (a) the Basic Rent, which Basic Rent shall be the annual rental which could reasonably be obtained by the Landlord for such space from a willing Tenant dealing at arm's length with the Landlord, having regard to all the relevant circumstances. If the Landlord and Tenant have not mutually agreed on the amount of such Basic Rent ninety days prior to the renewal term such Basic Rent shall be decided by binding arbitration pursuant to Article 1914 provided that the annual Basic Rent payable during the renewal term shall not be less than the annual Basic Rent payable during the last year of the immediately preceding term; and

         (b)     this right of renewal; and

         (c) inducements of any kind whatsoever paid or granted to the Tenant by the Landlord at the commencement of the initial Term of this lease;

19.14 Arbitration. If there is a dispute between the Tenant and the Landlord with respect to any provision of this lease, such dispute shall be referred to an arbitrator appointed by both the Tenant and the Landlord or, failing agreement between the parties, to be appointed by a Judge of the Supreme Court of British Columbia. The determination of the arbitrator shall be final and binding upon the Tenant and the Landlord. Each party shall pay one-half of the fees and expenses of the arbitrator. The provisions of this section shall be deemed to be a submission to arbitration within the provisions of the Commercial Arbitration Act from time to time, provided that any limitation on the remuneration of the arbitrator imposed by such legislation shall not be applicable.

19.15    DEMOLITION.  NOT APPLICABLE.

19.16 Permits and Licenses. The Tenant will obtain, at its sole cost, all building permits and approvals required by the City of North Vancouver in respect to the Tenant's Work (the "Permits and Licenses"). All Permits and Licenses must be obtained by the Tenant prior to the commencement of any of the Tenant's Work. The Tenant will apply, at its sole cost, to the City of North Vancouver for a certificate of occupancy in respect of the Tenant's Work.

19.17 Enuring Effect. This lease and everything herein contained will enure to the benefit of and be binding upon the parties hereto and each of their respective heirs, executors, administrators, successors and permitted assigns.

19.18 Inducement - Landlord to Tenant. Except as set forth herein, the premises are leased as is and all other improvements, including inter alia, installation, operation and maintenance of any special equipment required by its occupancy including inter alia telephone, computers and special communication facilities shall be an expense of the Tenant.

19.19 Mezzanine Floor. Landlord agrees that Tenant, at its option, may request the Landlord to install a mezzanine floor and re-negotiate the lease rate.
         IN WITNESS WHEREOF the parties hereto have executed this lease as of the day and year first above written.


SIGNED, SEALED AND DELIVERED               )
by the authorized signatory of             )
KEITH BUSINESS CENTRE LTD.                 )
in the presence of                         )
                                           )  Keith Business Centre Ltd.
/s/ Jackie Cockran                         )  Per:
---------------------------------------
Name                                       )
                                           )  /s/ Barry Jackson
                                              ---------------------------------

875 Jefferson Ave.                         )
--------------------------------------
Address                                    )
                                           )
-------------------------                  )
Occupation                                 )



SIGNED, SEALED AND DELIVERED               )
by the authorized signatory of             )
HARD SUITS INC.                            )
in the presence of                         )
                                           )  Hard Suits Inc.
/s/ Lisa Court                             )  Per:
------------------------------------------
Name                                       )
                                           )  /s/ G. W. Liddell
                                              ---------------------------------

#3-1225 East Keith Road                    )
-----------------------------------------
Address                                    )
                                           )
Executive Assistant                        )
-----------------------------------------
Occupation

                                  SCHEDULE "A"

                            [Blueprint of Property]

                                  SCHEDULE "B"

                             RULES AND REGULATIONS

         The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in the lease):

1. The Tenant shall not use or permit the use of the Premises in such manner as to create any objectionable noises, odours or other nuisance or hazard, or breach any applicable provisions of municipal by-laws or other lawful requirements applicable thereto or any requirement of the Landlord's insurers, shall not permit the Premises to be cooking (except with the Landlord's prior written consent or unless carrying on the business of a restaurant) or for sleeping, shall keep the Premises tidy and free from rubbish, shall deposit rubbish in receptacles which are either designated or clearly intended for waste and shall have the Premises at the end of each business day in a condition such as to facilitate the performance of the Landlord's janitor services in the Premises (where such services are to be provided by the Landlord).

2. The Tenant shall not abuse, misuse, or damage the Premises or any of the improvements or facilities therein, and in particular shall not deposit rubbish in any plumbing apparatus or use it for other than purposes for which it is intended, and shall not deface or mark any walls or other parts of the Leased Premises.

3. The Tenant shall not perform, patronize or (to the extent under its control) permit any canvassing, soliciting or peddling in the Building, shall not install in the Premiss any machines vending or dispensing refreshments or merchandise and shall not permit food or beverages to be brought to the Premises except by such means, at such times and by such persons as have been authorized by the Landlord.

4. The entrance, lobbies, elevators, staircases and other facilities of the Building are for use only for access to the Premises and other parts of the Building and the Tenant shall not obstruct or misuse such facilities or permit them to be obstructed or misused by its agents, employees, invitees or others under its control.

5. No sale or heavy equipment shall be moved by or for the Tenant unless the consent of the Landlord is first obtained and unless all due care is taken. Such equipment shall be moved upon the appropriate steelbearing plates, skids or platforms and subject to the Landlord's direction, and at such times, by such means and by such persons as the Landlord shall have approved. And with such load bearing support as may be directed by the Landlord. No furniture, freight or bulky matter of any description shall be moved in or out of the Premises or carried on the elevators except during such hours, as the Landlord shall have approved. Hand trucks and similar appliances shall be equipped with rubber tires and other safeguards approved by the Landlord and shall be used only by prior arrangement with the Landlord.

6. At the request of the Landlord, the Tenant shall permit and facilitate the entry of the Landlord, or those designated by it, into the Premises for the purpose of inspection, repair, window cleaning and the performance of other janitor services, and shall not permit access to main ducts, janitor and electrical closets and other necessary means of access to mechanical, electrical and other facilities to be obstructed by the placement of furniture or otherwise. The Tenant shall not place any additional locks or other security devices upon any doors of the premises without the prior written approval of the Landlord and subject to any conditions imposed by the Landlord for the maintenance of necessary access.

7. The Landlord may require that all or any persons entering and leaving the Building at any time other than normal business hours satisfactorily identify themselves and register in books kept for the purpose and may prevent any person from entering the Premises unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactory to the Landlord and may prevent any person removing any goods therefrom without written authorization. The Tenant will ensure that the Premises and the parking area are locked on Sundays, holidays and between the hours of 5:00 p.m. to 7:00 a.m. Monday through to Saturday.

8. The Tenant shall refer to the Building only by the name from time to time designated by the Landlord for it and shall use such name only for the business address of the Premises and not for any promotion or other purpose.

9. The Tenant shall not interfere with window coverings and awnings, if any, installed upon exterior windows by the Landlord and shall close or permit to be closed such window coverings during such hours from dusk to dawn as the Landlord may require.

10. No awnings or other projection shall be attached to the outside walls of the Building. All curtains, blinds, shades, or screens attached to or hung in, or used in connection with, any window or door of the Premises shall be horizontal Venetian type blinds, specifically Levolor (make), Riverra (model), Cathy Pearl 1382 (colour) blinds, or equivalent, subject to the written approval of the Landlord.

11. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

12. The washrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who or whose servants, employees, agents, visitors or licensees, shall have caused the same.

13. No animals of any kind shall be brought into or kept in or about the Premises or the Building.

14. Neither the Tenant nor any of the Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

15. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television aerials shall be allowed on the Premises without authorization in writing by the Landlord. Notwithstanding the foregoing, the Tenant shall be permitted to erect two antenna towers.

16. The Tenant agrees to the foregoing Rules and Regulations, which are hereby made a part of this lease, and each of them, and agrees that for such persistent infraction of them, or any of them, as may in the opinion of the Landlord be calculated to annoy or disturb the quiet enjoyment of any other tenant, or for gross misconduct upon the part of the Tenant, or anyone under it, the Landlord may declare a forfeiture and cancellation of the lease and may demand possession of the Premises upon one week's notice.